Exhibit 99.1

SPAR Group Announces Financial Results for the Second Quarter 2015

WHITE PLAINS, N.Y., August 17, 2015 (GLOBE NEWSWIRE) -- SPAR Group, Inc. (Nasdaq:SGRP), a leading supplier of retail merchandising and other marketing services throughout the United States and internationally, today announced its financial results for the second quarter ended June 30, 2015.

Highlights for the three and six months periods ended June 30, 2015 as compared to the same periods in the prior year include:

●	2Q15 revenue decreased five percent to $29.5 million. Adjusting for the impact of foreign currency translation, 2Q15 revenue increased 3 percent.

●	2Q15 net income attributable to SPAR Group, Inc. was $29,000, or $0.00 per share, versus 2Q14 net income of $577,000, or $0.03 per share.

●	Revenue for the six months ended June 2015 was relatively unchanged. Adjusting for the impact of foreign currency translation, revenue for the six months ended June 2015 increased 6 percent.

●

Net loss attributable to SPAR Group, Inc. for the six months ended June 30, 2015 was ($46,000), or ($0.00) per share, compared to net income of $208,000, or $0.01 per share for the six months ended June 30, 2014.

Financial Results by Geography (in 000's)

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
Revenue:	2015	2014	Change	2015	2014	Change
International	$18,362	$18,283	0%	$36,656	$35,361	4%
Domestic	11,105	12,641	-12%	22,077	23,599	-6%
Total	$29,467	$30,924	-5%	$58,733	$58,960	0%

	Three Months Ended June 30,		Six Months Ended June 30,
Net Income:	2015	2014	2015	2014
International	$(263)	$163	$(242)	$94
Domestic	292	414	196	114
Total	$29	$577	$(46)	$208

Earnings Per Basic and Diluted Shares
	$0.00	$0.03	$(0.00)	$0.01

Commenting on second quarter results Chief Executive Officer, Jill Blanchard, said, “In reviewing our second quarter and year to date results, our performance was reflective of the first phase of the implementation of our new strategies and also challenged on two fronts: first an unfavorable foreign exchange impacted our international operations and second we had inconsistent performance in our business units both domestically and internationally.”

“While we are pleased with our successes in the geographies and business units where we have implemented new strategic initiatives, our near term results are likely to continue to be inconsistent until we can adopt these initiatives across our entire footprint, which will take time and investment. We clearly have the blueprint for success and are stepping up our efforts, which should provide for more consistent results and long term profitable growth.”

Margin Profile by Geography

Gross Margin:

	Three Months Ended June 30,		Basis Point	Six Months Ended June 30,		Basis Point
	2015	2014	Change	2015	2014	Change
International	19.9%	20.4%	(44)	19.6%	19.6%	7
Domestic	31.6%	31.4%	15	31.2%	29.7%	146
Total	24.3%	24.9%	(57)	23.9%	23.6%	35

Operating Expenses as a % of Sales:

	Three Months Ended June 30,		Basis Point	Six Months Ended June 30,		Basis Point
	2015	2014	Change	2015	2014	Change
International	18.9%	17.9%	95	17.9%	17.8%	11
Domestic	28.7%	27.0%	173	30.1%	28.5%	162
Total	22.6%	21.6%	95	22.5%	22.1%	42

Domestic gross profit margin for the three months ended June 30, 2015, was 31.6% compared to 31.4% for the same period in 2014. The increase in gross profit margin was due primarily to a favorable mix of project work compared to last year.

International gross profit margin for the three months ended June 30, 2015, was 19.9% compared to 20.4% for the same period last year. The gross margin change over last year was primarily due to higher cost business in Mexico, China, Canada and India, partially offset by lower cost business in South Africa and Japan.

During the second quarter of 2015, operating expenses decreased one percent compared to the same period in 2014, with a 7% decrease in domestic business segment expenses partially offset by a 6% increase in international business segment expenses.

The Company reported net income attributable to SPAR Group, Inc. of $29,000, or $0.00 per share, for the period ended June 30, 2015, compared to a net income of $577,000 for the period ended June 30, 2014, or $0.03 per share.

Balance Sheet as of June 30, 2015

As of June 30, 2015, cash and cash equivalents totaled $5.7 million. Working capital was $15.4 million and current ratio was 2.0 to 1. Total current assets and total assets were $30.3 million and $43.1 million, respectively. Total current liabilities and total liabilities were $14.9 million and $20.0 million respectively, total equity was $23.1 million as of June 30, 2015.

Conference Call Details:

Date: Monday, August 17, 2015
Time: 4:30 p.m. ET
TOLL-FREE: 1-877-705-6003
TOLL/INTERNATIONAL: 1-201-493-6725

Webcast: http://investors.sparinc.com/releases.cfm or http://public.viavid.com/index.php?id=115665

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 4:30 p.m. ET call. A telephonic replay of the conference call may be accessed approximately three hours after the call through August 27th, 2015 by dialing 1-877-870-5176 or 1-858-384-5517 for international callers, and entering the replay pin number 13615811.

About SPAR Group

SPAR Group, Inc. is a diversified international merchandising and marketing services Company and provides a broad array of services worldwide to help companies improve their sales, operating efficiency and profits at retail locations. The Company provides merchandising and other marketing services to manufacturers, distributors and retailers worldwide, primarily in mass merchandiser, office supply, value, grocery, drug, independent, convenience, toy, home improvement and electronics stores, as well as providing furniture and other product assembly services, audit services, in-store events, technology services and marketing research. The Company has supplied these project and product services in the United States since certain of its predecessors were formed in 1979 and internationally since the Company acquired its first international subsidiary in Japan in May of 2001. Product services include restocking and adding new products, removing spoiled or outdated products, resetting categories "on the shelf" in accordance with client or store schematics, confirming and replacing shelf tags, setting new sale or promotional product displays and advertising, replenishing kiosks, providing in-store event staffing and providing assembly services in stores, homes and offices. Audit services include price audits, point of sale audits, out of stock audits, intercept surveys and planogram audits. Other merchandising services include whole store or departmental product sets or resets (including new store openings), new product launches, in-store demonstrations, special seasonal or promotional merchandising, focused product support and product recalls. The Company currently does business in 9 countries that encompass approximately 50% of the total world population through its operations in the United States, Canada, Japan, South Africa, India, China, Australia, Mexico and Turkey. For more information, please visit the SPAR Group's website at http://www.sparinc.com.

Forward-Looking Statements

This Press Release contains and the above referenced conference call will contain "forward-looking statements" made by SPAR Group, Inc. ("SGRP", and together with its subsidiaries, the "SPAR Group" or the "Company") and will be filed shortly by SGRP with the Securities and Exchange Commission (the "SEC") in a Current Report on Form 8-K. by SPAR Group, Inc. ("SGRP", and together with its subsidiaries, the "SPAR Group" or the "Company"). There also are "forward looking statements" contained in SGRP's Annual Report on Form 10-K for its fiscal year ended December 31, 2014 (as filed, the "Annual Report"), as filed with the SEC on April 15, 2015, in SGRP's definitive Proxy Statement respecting its Annual Meeting of Stockholders held on May 12, 2015 (as filed, the "Proxy Statement"), which SGRP filed with the SEC on April 20, 2015, in SGRP's Quarterly Report on Form 10-Q for the six months ended June 30, 2015 (the "Quarterly Report"), was filed on August 14, 2015, by SGRP with the SEC, and SGRP's Current Reports on Form 8-K and other reports and statements as and when filed with the SEC (including the Current Report that containing this Press Release, the Quarterly Report, the Annual Report and the Proxy Statement, each a "SEC Report"). "Forward-looking statements" are defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other applicable federal and state securities laws, rules and regulations, as amended (together with the Securities Act and Exchange Act, collectively, "Securities Laws").

The forward-looking statements made by the Company in this Press Release and the above referenced call include (without limitation) any expectations, guidance or other information respecting the pursuit or achievement of the Company's five corporate objectives (growth, customer value, employee development, productivity & efficiency, and earnings per share), building upon the Company's strong foundation, leveraging compatible global opportunities, improving on the value we already deliver to customers, our growing client base, continuing balance sheet strength, customer contract expansion, growing revenues and becoming profitable through organic growth and acquisitions, attracting new business that will increase SPAR Group's revenues, improving product mix, continuing to maintain or reduce costs and consummating any transactions. The Company's forward-looking statements also include, in particular and without limitation, those made in the "Management's Discussion and Analysis of Financial Condition, Results of Operations, Liquidity and Capital Resources" in the Quarterly Report, and those made in "Business", "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report. You can identify forward-looking statements in such information by the Company's use of terms such as "may", "will", "expect", "intend", "believe", "estimate", "anticipate", "continue" or similar words or variations or negatives of those words.

You should carefully consider all forward-looking statements, risk factors and the other risks, cautions and information made, contained or noted in or incorporated by reference into this Press Release, the above referenced conference call, the Quarterly Report, the Annual Report, the Proxy Statement and the other applicable SEC Reports that could cause the Company's actual performance or condition (including its assets, business, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, performance, prospects, sales, strategies, taxation or other achievement, results, risks, trends or condition to differ materially from the performance or condition planned, intended, expected, estimated or otherwise expected by the Company (collectively, "expectations") and described in the information in the Company's forward-looking and other statements, whether express or implied, as those expectations are based upon the Company's plans, intentions, expectations and estimates and (although the Company believes them to be reasonable) involve known and unknown risks, uncertainties and other unpredictable factors (many of which are beyond the Company's control) that could cause those expectations to fail to occur or be realized or such actual performance or condition to be materially and adversely different from the Company's expectations.

Although the Company believes that its plans, intentions, estimates and other expectations reflected or implied in such forward-looking statements are reasonable, the Company cannot assure you that such plans, intentions, estimates or other expectations will be achieved in whole or in part, that the Company has identified all potential risks, or that the Company can successfully avoid or mitigate such risks in whole or in part. You should carefully review the risk factors described in the Annual Report (See Item 1A – Risk Factors) and any other risks, cautions or information made, contained or noted in or incorporated by reference into this Press Release, the above referenced conference call, the Annual Report, the Proxy Statement or other applicable SEC Report. All forward-looking and other statements or information attributable to the Company or persons acting on its behalf are expressly subject to and qualified by all such risk factors and other risks, cautions and information.

You should not place undue reliance on the Company's forward-looking statements and similar information because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond its control. The Company's forward-looking statements, risk factors and other risks, cautions and information (whether contained in this Release, the above reference conference call, the Quarterly Report, the Annual Report, the Proxy Statement or any other applicable SEC Report) are based on the information currently available to the Company and speak only as of the date specifically referenced, or if no date is referenced, then in the case of the Annual Report or the Proxy Statement as of December 31, 2014, and in the case of this Press Release, the Quarterly Report or other applicable SEC Report the last day of the period covered by it. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these matters or how they may arise or affect the Company. Over time, the Company's actual performance and condition (including its assets, business, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, performance, prospects, sales, strategies, taxation or other achievements, results, risks, trends or condition will likely differ from those expressed or implied by the Company's applicable forward-looking statements, risk factors and other risks, cautions and information, and such difference could be significant and materially adverse to the Company and the value of your investment in the Company's Common Stock.

The Company does not intend or promise, and the Company expressly disclaims any obligation, to publicly update or revise any forward-looking statements, risk factors or other risks, cautions or information (in whole or in part), whether as a result of new information, risks or uncertainties, future events or recognition or otherwise, except as and to the extent required by applicable law.

Company Contact:

James R. Segreto
Chief Financial Officer
SPAR Group, Inc.
(914) 332-4100

Investor Contact:

Matthew W. Selinger
Three Part Advisors
(817) 310-8776
mselinger@threepa.com

SPAR Group, Inc. and Subsidiaries

Consolidated Statements of Income (Loss) and Comprehensive (Loss) Income

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net revenues	$29,467	$30,924	$58,733	$58,960
Cost of revenues	22,299	23,225	44,652	45,030
Gross profit	7,168	7,699	14,081	13,930

Selling, general and administrative expenses	6,179	6,271	12,275	12,193
Depreciation and amortization	476	418	944	830
Operating income	513	1,010	862	907

Interest expense	82	41	140	84
Other income, net	(33)	(68)	(60)	(113)
Income before income tax expense	464	1,037	782	936

Income tax expense	200	233	351	352
Net income	264	804	431	584
Net income attributable to non-controlling interest	235	227	477	376
Net income (loss) attributable to SPAR Group, Inc.	$29	$577	$(46)	$208

Basic and diluted income per common share:	$-	$0.03	$-	$0.01

Weighted average common shares – basic	20,568	20,613	20,565	20,585

Weighted average common shares – diluted	21,572	21,709	20,565	21,762

Net income	264	804	431	584
Other comprehensive (loss) income:
Foreign currency translation adjustments	(86)	92	(750)	45
Comprehensive income (loss)	$178	$896	$(319)	$629
Comprehensive (loss) attributable to non-controlling interest	(235)	(227)	(477)	(376)
Comprehensive (loss) income attributable to SPAR Group, Inc.	$(57)	$669	$(796)	$253

SPAR Group, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30, 2015	December 31, 2014
	(Unaudited)	(Note)
Assets
Current assets:
Cash and cash equivalents	$5,726	$4,382
Accounts receivable, net	23,354	26,245
Deferred income taxes	436	464
Prepaid expenses and other current assets	765	868
Total current assets	30,281	31,959
Property and equipment, net	2,446	2,175
Goodwill	1,800	1,800
Intangible assets, net	2,837	3,149
Deferred income taxes	5,507	5,134
Other assets	213	353
Total assets	$43,084	$44,570
Liabilities and equity
Current liabilities:
Accounts payable	$3,911	$4,011
Accrued expenses and other current liabilities	6,849	8,149
Accrued expenses due to affiliates	1,004	487
Deferred income taxes	1,882	1,540
Customer deposits	582	659
Lines of credit	666	658
Total current liabilities	14,894	15,504
Long-term debt and other liabilities	5,142	5,855
Total liabilities	20,036	21,359
Commitments and Contingencies – See Note 9
Equity:
SPAR Group, Inc. equity
Preferred stock, $.01 par value:
Authorized and available shares– 2,445,598
Issued and outstanding shares–
None – June 30, 2015 and December 31, 2014	–	–
Common stock, $.01 par value:
Authorized shares – 47,000,000
Issued shares – 20,680,717 – June 30, 2015 and December 31, 2014	207	207
Outstanding shares – 20,571,479 – June 30, 2015 and 20,559,054 – December 31, 2014	–	–
Treasury stock, at cost 109,238 shares – June 30, 2015 and 121,663 shares – December 31, 2014	(159)	(183)
Additional paid-in capital	15,692	15,519
Accumulated other comprehensive loss	(2,306)	(1,556)
Retained earnings	4,724	4,770
Total SPAR Group, Inc. equity	18,158	18,757
Non-controlling interest	4,890	4,454
Total equity	23,048	23,211
Total liabilities and equity	$43,084	$44,570

Note: The Balance Sheet at December 31, 2014, has been excerpted from the consolidated audited financial statements as of that date but does not include certain information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.